Exhibit 31.1


                                  CERTIFICATION

I, Timothy P. Mowdy, Assistant Vice President of Wells Fargo Bank, National Association, the trustee of JMXI Liquidating Trust (the "Liquidating Trust"), certify that:

1.    I have reviewed this Annual Report on Form 10-K of the Liquidating Trust;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, changes in financial condition and cash flows of the Liquidating Trust for the period presented in this report;

4. I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Liquidating Trust and have:

      a. Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the Liquidating Trust, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

      b. Evaluated the effectiveness of the Liquidating Trust's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

      c. Disclosed in this report any change in the Liquidating Trust's internal control over financial reporting that occurred during the Liquidating Trust's most recent fiscal year that has materially affected, or is reasonably likely to materially affect, the Liquidating Trust's internal control over financial reporting.

5. This report discloses, based on my most recent evaluation of internal control over financial reporting:

      a. All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Liquidating Trust's ability to record, process, summarize and report financial information; and


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                                                                    Exhibit 31.1


      b. Any fraud, whether or not material that involves management or other employees who have a significant role in the Liquidating Trust's internal control over financial reporting.





Date:  December 14, 2004                   /s/ Timothy P. Mowdy
                                           ------------------------------------
                                           Timothy P. Mowdy
                                           Assistant Vice President
                                           Wells Fargo Bank, National
                                           Association, as Trustee